Exhibit 10.9

OPTIONEE: Roland Cline

DATE OF EXERCISE: June 7, 1999

OPTION PRICE: $15.00

COVERED SHARES: 181,032

                        AMERICAN CAPITAL STRATEGIES, LTD.
                             1997 STOCK OPTION PLAN

                                      * * *

                         STOCK OPTION EXERCISE AGREEMENT

     1. 1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:


         1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation").

         1.2. "Aggregate Purchase Price" shall have the meaning set forth in
Section 4.

         1.3. "Agreement" means this Stock Option Exercise Agreement.

         1.4. "Board" means the Board of Directors of the Company.

         1.5. "Code" means the Internal Revenue Code of 1986, as amended.

         1.6. "Collateral" has the meaning set forth in Section 5.3(b).

         1.7. "Collateral Value" has the meaning set forth in Section 5.3(b).

         1.8. "Committee" means the committee charged, pursuant to the provisions of the Plan, with the administration of the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

         1.9. "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         1.10. "Company" means American Capital Strategies, Ltd., a Delaware corporation.

         1.11. "Covered Shares" means the number of Shares subject to the Option set forth as the "Covered Shares" on page 1 of this Agreement.

         1.12. "Date of Exercise" means the date hereof.

         1.13. "Employment" means the Optionee's employment with the Company and its Affiliates. For purposes of Section 3 herein only, Employment shall not include any period when Optionee's Employment is subject to a Supplemental Employment Agreement.

         1.14. "Employment Agreement" means the Optionee's Second Amended and Restated Employment Agreement with the Company, as such may be amended, extended or supplemented from time to time including, without limitation, any Supplemental Employment Agreement.

         1.15. "Events of Default". An Event of Default shall mean the occurrence of one or more of the following described events:

               (a) the Optionee shall default in the payment of (i) interest on the Purchase Note within five (5) days of its due date or (ii) principal of the Purchase Note within five (5) days of its due date, whether at maturity, upon any scheduled payment date or by acceleration or otherwise; and

               (b) the principal amount of the Purchase Note shall, for more than thirty (30) successive days, exceed the aggregate Collateral Value of all of the Collateral.

         1.16. "Exchange Act" means the Securities Exchange Act of 1934, as \amended.

         1.17. "Exercise Shares" shall have the meaning set forth in Section 2.

         1.18. "Fair Market Value" means, as of any particular date, the most recent closing price for a Share on the NASDAQ National Market System as reported by such source as the Committee may select or, if such price is not so reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

         1.19. "Investment Company Act" means the Investment Company Act of 1940, as amended.

         1.20. "Life Insurance" shall have the meaning set forth in Section 5.3(c).

         1.21. "Net Aggregate Purchase Price" shall have the meaning set forth in Section 4.

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

         1.22. "Net Asset Value" means the net asset value of a Share, as determined by the Company for purposes of the Exchange Act and the Investment Company Act.

         1.23. "Note Interest Rate" shall have the meaning set forth in Section 5.1.

         1.24. "Option" means the stock options granted to the Optionee pursuant to the Plan.

         1.25. "Option Price" means the dollar amount per Share set forth as the "Option Price" on page 1 of this Agreement.

         1.26. "Optionee" means the person identified as the "Optionee" on page 1 of this Agreement.

         1.27. "Plan" means the American Capital Strategies, Ltd., 1997 Stock Option Plan.

         1.28. "Purchase Note" means the promissory note substantially in the form of Exhibit A hereto subject to the terms and conditions set forth in this Agreement.

         1.29. "Securities Act" means the Securities Act of 1933, as amended.

         1.30. "Share" means a share of Common Stock.

         1.31. "Split-Dollar Agreement" shall mean the Split-Dollar Agreement related to the Life Insurance to be entered into between the Optionee and the Company and substantially in the form of Exhibit B retroactive to the date hereof, when the Life Insurance is in force.

         1.32. "Supplemental Employment Agreement" shall mean an Employment Agreement substantially in the form of Exhibit 4.11 to the Amended and Restated Employment Agreement dated as of even date herewith between the Optionee and the Company.

         1.33. "UCC" means the Uniform Commercial Code as in effect at any time in the State of Maryland.

     2. Exercise of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Optionee hereby exercises the Option to purchase 312,788 of the Covered Shares (the "Exercise Shares"). This exercise shall not affect the other Covered Shares subject to the Option.

     3. Early Exercise. The Optionee acknowledges that this is an early exercise of the Option with regard to 125,688 Shares and that in the event that the Optionee should terminate Employment prior to the dates indicated below, notwithstanding any other provisions hereto, the Company shall have the option to purchase such Shares at the Option Price. The Company may pay such purchase price by offsetting such amount against the amount then due under the Purchase Note. The Company may exercise such option at any time within thirty days following such termination of Employment.

         Through Date                Shares Subject to Company Repurchase Option
         ------------                -------------------------------------------
         August 29, 1999                             125,688
         September 14, 1999                           70,344
         August 29, 2000                              65,344
         September 14, 2000                           10,000
         September 14, 2001                            5,000

     4. Payment of Exercise Price. The "Aggregate Purchase Price" for the Exercise Shares shall be the Option Price multiplied by the Exercise Shares. The Aggregate Purchase Price shall be payable by the cash payment to the Company of the aggregate par value of the Exercise Shares and by the delivery of the Purchase Note for the balance of the Aggregate Purchase Price (the "Net Aggregate Purchase Price").

     5. Purchase Note. The Purchase Note shall have the terms and conditions as set forth in this Section 5.

         5.1. Principal Amount and Terms. The principal amount of the Purchase Note shall be $2,944,712, equal (i) the Net Aggregate Purchase Price plus (ii) $229,232 payment of taxes associated with the exercise of the Option. Optionee will provide an affidavit or other evidence reasonably satisfactory to the Committee of the basis for computing the amount set forth in clause (ii) of the preceding sentence. Following consultation with the Optionee, the Company shall be entitled to withhold from the loan proceeds (and if sufficient loan proceeds in excess of the Net Aggregate Purchase Price do not exist, from Optionee's salary) and to deliver to taxing authorities such tax withholding amounts as may be required by law. The Purchase Note shall accrue interest at the rate of 5.27% per annum (the "Note Interest Rate"), payable in cash, quarterly in arrears, on each March 31, June 30, September 30 and December 31, beginning June 30, 1999, until the principal amount and all other amounts due under the Purchase Note are paid in full. Interest shall be computed on the basis of a year with twelve 30-day months, and the actual days elapsed. The principal amount of the Purchase Note, together with all accrued but unpaid interest and all other amounts due thereunder, shall be payable in full on June 7, 2008, unless earlier accelerated in accordance with the terms of this Agreement or the Purchase Note. Upon the request of the Optionee, and at the sole and absolute discretion of the Committee, such date may be extended, but shall not in any case be extended beyond the tenth anniversary of the Date of Exercise hereof. The payment of the Purchase Note shall be accelerated and all amounts due thereunder shall be immediately payable (i) sixty days following the termination of the Optionee's Employment or (ii) in the event the Fair Market Value of the Exercise Shares shall, for twenty consecutive trading days, equal or exceed $50.00 per share, as adjusted for stock splits, stock dividends or similar occurrences, as determined by the Committee, after the date hereof.

         5.2. Acceleration. If an Event of Default shall occur, the unpaid balance of the Purchase Note and interest accrued thereon and all other liabilities of the Optionee to the Company hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

         5.3. Collateral. The Purchase Note shall be secured by the Collateral as provided in this Section 5.3.

               (a) In order to secure the full and timely payment in full of the Purchase Note, the Optionee hereby grants, assigns and conveys unto the Company a lien on and continuing security interest in and to, the Collateral together with all products, proceeds, dividends, distributions, or returns of capital or other moneys and other rights, moneys, property or securities of any nature (including, without limitation, rights, voting rights, moneys or securities arising from consolidation or subdivision of capital, redemption or conversion of shares, reduction of capital, liquidation or a similar plan or arrangement), all of which at any time (whether now or in the future) are attributable to or are arising from the Collateral.

               (b) The "Collateral" shall be deemed to consist of the sum of (i) the Exercise Shares, (ii) all interest of the Optionee in the Life Insurance and
(iii) any additional insurance or other property designated by the Optionee and accepted by the Company as Collateral hereunder. In determining the "Collateral Value" of the Collateral, the Company shall consider the value (i) of the Exercise Shares at any time to be the greater of their Fair Market Value and their Net Asset Value, (ii) of the Life Insurance to be equal to the expected actuarial death benefit at the actuarially anticipated date of death as owned by the Optionee under the Life Insurance, as determined by the issuer of the Life Insurance, discounted to the present at the Note Interest Rate, minus the Employer's Interest (as defined in the Split-Dollar Agreement) in the Life Insurance; provided, however, that for so long as the Optionee has provided and there remains in force a term life insurance policy (the "Term Policy") collaterally assigned to the Company or naming the Company as beneficiary with a death benefit of not less than the Employer's Interest and the Term Policy is reasonably acceptable to the Committee, the Employer's Interest shall not be deducted in determining the Collateral Value and (iii) of any other Collateral to be that determined in good faith from time to time by the Committee. For so long as the Optionee is an Employee, the Company shall pay the cost of the Term Policy, which amount shall be reported as compensation to the Optionee, if required by applicable tax laws.

               (c) The Company agrees that, as specified in and subject to the terms of the Split-Dollar Agreement, it shall purchase a split dollar variable life insurance policy (the "Life Insurance") for the benefit of Optionee. In the event that the Life Insurance is not in force as contemplated by the preceding sentence by December 31, 1999, or in the event that the Company and the Optionee are otherwise advised by AON

Risk Management that Life Insurance satisfactory to the Committee for use as Collateral is not available for the Optionee, the Company will make to the Optionee ten annual compensation payments, but only as long as the Optionee's Employment continues (the "Deferred Payments"), each in the amount of $39,400, with the first such payment to be made on January 15, 2000, and the last such payment on January 15, 2009. The Optionee's right to the Deferred Payments will be additional Collateral. Additionally, in the event that the Optionee elects to have his Employment continue under a Supplemental Employment Agreement, the Optionee's right to such payments will continue only so long as the Optionee is obligated under Section 5.2 of such agreement.

               (d) Upon execution and delivery of this Agreement, the Company will instruct its transfer agent to issue stock certificates evidencing the Exercise Shares (which shall contain appropriate legends regarding the restrictions set forth in this Agreement) and the Optionee shall deliver to the Company or its designated agent such certificates with a transfer executed in blank. If at any time the Company shall issue any additional or substitute shares of stock or stock certificates, or any other instruments evidencing an interest in such entity or an obligation of such entity, the Optionee shall promptly pledge, mortgage and deposit (or cause to be pledged, mortgaged or deposited) in favor of or with the Company such additional certificates, instruments or documents as additional Collateral.

               (e) Unless an Event of Default shall have occurred and be continuing (and in such case, all dividends and distributions described herein shall be Collateral), notwithstanding Section 5.3(a), the Optionee shall have the right to receive and to retain cash dividends and other cash distributions that are paid on account of the Exercise Shares; provided, however, that if at any time the aggregate Collateral Value is 105% or less of the principal amount of the Purchase Note, all such dividends and other distributions shall be delivered directly to the Company for application: first, to any interest then accrued and unpaid under the Purchase Note; second, for the payment of any income taxes then owed by the Optionee as a result of such dividend; and third, at the direction of the Optionee, for the payment of principal on the Purchase Note or for the purchase of additional Collateral meeting the requirements of
Section 5.3(b). If any such dividends or other distributions are paid to the Optionee following an Event of Default or in circumstances subject to the proviso in the preceding sentence, such dividends or other distributions shall be held in trust by the Optionee for the benefit of the Company, and the Optionee shall immediately notify the Company in writing, and shall, if the Company so instructs, immediately pay over such dividends or other distributions to the Company as Collateral.

               (f) Upon the occurrence of and during the continuation of any Event of Default:

                    (i) The Company shall have all rights and remedies of a secured creditor under the UCC and other applicable laws including the right to sell, use, utilize or otherwise dispose of the Collateral as permitted thereunder; provided, however, that in any foreclosure of the Optionee's interest of the Exercise Shares, the proceeds realized by the Company therefrom shall be deemed to be not less than the greater of the Fair Market Value and the Net Asset Value as of the date of foreclosure.

                    (ii) The Company, in its discretion, and without notice to the Optionee, may take any one or more of the following actions without liability except to account for property actually received by it: (A) transfer to or register in its name or the name of its nominee any stock certificates or any other evidence of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them as additional Collateral or apply them to the obligations of the Optionee secured hereby in any order of priority; (B) exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral, including (1) all rights to call or require stockholders meetings and to remove or elect directors, and (2) all rights of proxy appointments, conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof; (C) exchange any of the Collateral for other property upon a reorganization, recapitalization, reclassification or other readjustment and, in connection therewith, deposit any of the Collateral with any depository upon such terms as the Company may determine; and (D) in its name or in the name of the Optionee, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and Company further shall have the right during any time to sign and endorse the name of the Optionee upon any such stock certificate, stock power, check, draft, money order, or any other documents of title or evidence of payment with respect to the Collateral, in the name of the Optionee, it being the intention of the Optionee to grant to the Company the right to sell any portion or all of the Collateral and the proceeds therefrom, upon the occurrence of an Event of Default hereunder.

                    (iii) If Company in good faith believes that the Securities Act, or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, the Company may sell such Collateral privately or in any other manner deemed advisable by the Company at such price or prices as the Company determines in its sole discretion. The Optionee recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by the Company may result in a lower sales price than if the sale were otherwise held. The Company may sell the Collateral in Bethesda, Maryland or elsewhere, in one or more sales or parcels, for cash, credit or future delivery, and with or without the use of a stockbroker, as the Company may deem advisable. The Company may be the purchaser of any or all of the Collateral.

     6. Restrictions on Transfer. Except by will or the laws of descent and distribution, for so long as the Purchase Note is outstanding, neither the Exercise Shares nor, except as specifically provided in the Split Dollar Agreement, any other Collateral may be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by the Optionee, and any attempt to do so shall be null and void.

The Company agrees to take such steps as are reasonably necessary to maintain adequate public information with regard to the Company as contemplated by Rule 144(c) under the Securities Act or similar provisions of any replacement rule. The Company has filed a registration statement on Form S-8 under the Securities Act with regard to the Exercise Shares and to the extent legally necessary to allow for resale of the Exercise Shares by Optionee, the Company agrees to take reasonable steps to keep such registration statement effective. Other than as specified in the preceding sentence, the Company is not obligated hereby to file any such registrations or applicable notifications with regard to the Exercise Shares or their disposition. The Optionee further agrees that under such circumstances the Company may place a legend embodying such restriction on the certificates evidencing such shares.

     7. Tax Matters. The Company agrees to take tax reporting positions with regard to the events and transactions contemplated hereby that are consistent with the terms of this Agreement and the Optionee agrees to take tax reporting positions that are consistent with those positions taken by the Company. In consideration thereof, the Company agrees to indemnify, defend and hold harmless the Optionee from any liabilities for additional taxes or penalties owed as a result of complying with the preceding sentence.

     8. Employment. The exercise of the Option as contemplated by this Agreement, the acceptance of the Purchase Note by the Company or any term or provision of this Agreement shall not constitute or, except as is specifically provided in a Supplemental Employment Agreement, be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee (or have the Optionee serve as a director) for any period.

     9. Notice. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company to:

         American Capital Strategies, Ltd.
         3 Bethesda Metro Center, Suite 860
         Bethesda, MD 20814
         Attention: Chief Financial Officer
         Facsimile: 301-654-6714

If to the Optionee, to the address set forth beneath the Optionee's signature on the signature page hereof.

     All deliveries of notice shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section 7.

     10. Termination. This Agreement shall terminate and the security interest of the Company in the Collateral shall be released upon the payment and satisfaction in full of the Optionee's obligations relating to the Purchase Notes.

     11. Governing Law; Submission to Jurisdiction. This Agreement and the Purchase Note shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles. All judicial actions, suits or proceedings brought against the Optionee with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any transaction contemplated hereby or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in a state or federal court of competent jurisdiction in the State of Maryland. By execution and delivery of this Agreement, the Optionee accepts, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any transaction contemplated hereby from which no appeal has been taken or is available. The Optionee irrevocably agrees that all process in any proceeding or any court arising out of or in connection with this Agreement may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid, to the Optionee at the addresses referred to in
Section 7 or such other address of which the Company shall have been notified pursuant to said paragraph. Such service shall be effective five (5) days after such mailing. The Optionee hereby acknowledges that such service will be effective and binding service in every respect.

     12. Complete Agreement; Conflicts. This Agreement, the Plan and the Employment Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings. In the event of a conflict between the terms of this Agreement and the Plan or the Employment Agreement, the terms of this Agreement shall control.

     13. Amendments and Waivers. This Agreement may be amended only by a writing signed by the Optionee and the Company. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or operate to constrain the rights of any other parties hereunder. No waiver of any one right shall operate as a waiver of any subsequent right.

     14. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision which is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, unless the parties otherwise so provide.

     16. Further Assurances. The parties agree to execute and deliver promptly such further instruments and documents and to take such other actions as reasonably necessary to implement the terms of this Agreement. Without limiting the foregoing, the Optionee agrees, from time to time, at the Company's expense, to execute and deliver promptly all further instruments and documents as the Company may reasonably require in order to perfect, confirm and ratify the security interests granted hereby, including, without limitation, the execution and delivery of such financing statements or continuation statements, and amendments thereto, and assignments of Life Insurance as may be necessary or desirable, or as the Company may request in order to perfect and preserve the security interests granted hereby. The Optionee hereby authorizes the Company or its agent to file such financing statements and/or such continuation statements and amendments thereto relating to all or any part of the Collateral without its signature, where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the collateral granted hereby or any part thereof shall be sufficient as a financing statement where permitted by law.

     17. Indemnification. The Company agrees to indemnify, defend and hold harmless the Optionee from any loss, liability or expense incurred by Optionee as a result of a breach by the Company of its specific obligations under this Agreement. At the election of the Company, the Company may satisfy its obligations under this Section 17 by delivering to the Optionee additional Options pursuant to the Plan in an amount equal to the Company's liabilities hereunder. The Company shall be deemed to have satisfied its right and obligation to deliver additional Options pursuant to the preceding sentence if it shall have used its best efforts to do so by the date thirty (30) days following the next succeeding annual meeting of the stockholders of the Company that it is at least three months after the liability of the Company under this
Section 17 is determined.

     IN WITNESS WHEREOF, the Optionee and the Company have caused this Agreement to be signed on its behalf effective as of the Date of Exercise.


                                     AMERICAN CAPITAL STRATEGIES, LTD.


                                     By:                 /S/
                                         ---------------------------------------
                                                     Malon Wilkus


                                                         /S/
                                     -------------------------------------------
                                     OPTIONEE
                                     Address:   3 Embarcadero Center, Suite 2980
                                                San Francisco, CA  94111
                                     Facsimile: 415-591-0111

                                                                       EXHIBIT A

                                  PURCHASE NOTE

                                                                    June 7, 1999

$2,944,712

         FOR VALUE RECEIVED, the undersigned, Roland Cline (the "Optionee"), hereby promises to pay to AMERICAN CAPITAL STRATEGIES, LTD., and its successors and assigns (the "Holder"), the principal sum of TWO MILLION NINE HUNDRED FORTY FOUR THOUSAND SEVEN HUNDRED TWELVE DOLLARS ($2,944,712), with interest thereon, on the terms and conditions set forth in the Exercise Agreement (as defined herein).

         Payments of the principal of and interest on this Note are to be made in lawful money of the United States of America by check mailed and addressed to the Holder hereof at the address shown in the Exercise Agreement or such other address as may be provided thereunder.

         Notwithstanding any provision to the contrary in this Note, the Exercise Agreement or any other agreement, the Optionee shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

         This Note is the Purchase Note (herein called the "Note") issued pursuant to the Stock Option Exercise Agreement, dated as of June 7, 1999 (as from time to time amended, the "Exercise Agreement"), between the Holder and the Optionee and is entitled to the benefits thereof. All terms used herein shall have the meanings ascribed to them in the Exercise Agreement.

         If an Event of Default as defined in the Exercise Agreement occurs and is continuing, the unpaid principal of this Note shall become due and payable in the manner, at the price and with the effect provided in the Exercise Agreement.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, this Note is delivered as of the date set forth above.


                                               ---------------------------------

                                                                       EXHIBIT B

                             SPLIT DOLLAR AGREEMENT


         This SPLIT DOLLAR AGREEMENT (this "Agreement") is entered into as of June 7, 1999, by and between ROLAND CLINE (the "Owner") and AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Employer").

                                 R E C I T A L S

         WHEREAS, the Owner and the Employer have entered into a Stock Option Exercise Agreement of event date herewith (the "Exercise Agreement") pursuant to which they have agreed to enter into and consummate this Agreement; and

         WHEREAS, Owner will be the owner and possessor of the Policy (as defined herein) and will assign an interest in the Policy's death benefit and cash value to the Employer as collateral to secure repayment of Employer's premium payments with respect to the Policy pursuant to the Exercise Agreement; and

         WHEREAS, it is the intent of the Employer and Owner to define the extent of the Employer's security interest in the Policy;

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing and intending to be legally bound hereby, agree as follows:

         1. Interests in the Policy. The Policy that is the subject of this Split Dollar Agreement is ________________ (the "Insurer") Policy Number ______________ on the life of the Owner (the "Policy"). The Employer's interest in the cash value and death benefits of the Policy (the "Employer's Interest") as of any date, shall be equal to the Unamortized Premium Payment (as defined herein) as of such date accumulated at interest at a rate of 4.5% per annum. The Owner's interest in the cash value and death benefits of the Policy (the "Owner's Interest") shall be equal to the remaining cash value and death benefits of the Policy, if any, in excess of the Employer's Interest, reduced by any distributions made to the Owner prior to such date.

         2. Premium Payments. The Employer will, contemporaneously with the execution and delivery of this Agreement, pay as a single cash payment, the sum of $394,000 representing the entire premium (the "Premium Payment") due with regard to the Policy. The Owner shall have imputed income each year in an amount equal to (a) the annual cost of current death benefit protection on the life of the Owner, measured by the lower of (i) the PS 58 rate, as set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or (ii) the Insurer's current published premium rate for annually renewable term insurance for standard risks plus, without duplication, (b) one-tenth of the Premium Payment. The "Unamortized Premium Payment" shall initially equal the Premium Payment, and shall be reduced by 2.5% of the Premium Payment on each October 1, January 1, March 1 and July 1 during the term of this Agreement.

         3. Death Benefit Amounts.

                  a. In the event of Owner's death prior to the termination of this Agreement, the death benefit payable to the Employer (or the Employer's designated beneficiaries) under this Agreement shall be equal to the Employer's Interest in the Policy at the time of Owner's death.

                  b. In the event of the Owner's death prior to the termination of this Agreement, the death benefit payable to the Owner (or the Owner's designated beneficiaries) shall be the excess of the total death proceeds under the Policy less the amount payable to the Employer (or the Employer's designated beneficiaries). Following the termination of this Agreement and upon the satisfaction of the Employer's Interest in the Policy, the Owner's death benefit will be equal to the total death benefit provided by the Policy.

                  c. Owner understands that sufficiency of cash value in the Policy to provide expected amounts of death benefit under this Agreement may vary as a result of Policy performance and duration of premium payments and this is in no event guaranteed by the Employer or the Insurer.

         4. Ownership and Rights in the Policy.

                  a. The Policy will be owned exclusively by the Owner. While this Agreement is in effect, the Employer has a security interest in the Policy under this Agreement limited exclusively to the Employer's Interest in the Policy; provided, however, this paragraph 4 shall not in any way limit or affect the obligations or rights of the parties under that Exercise Agreement.

                  b. The Owner shall have the right to make any investment choices permitted by the Policy and that appear on Exhibit A hereto with respect to the cash value of the Policy. Any other investment choices will require the consent of the Employer.

                  c. The Owner's rights shall also include the right to select and change beneficiaries to receive Owner's death benefits. The Owner will not be permitted to borrow against, or partially or totally surrender the Policy as long as the Collateral Assignment remains in force, except as provided in the Exercise Agreement. Any other rights in the Policy other than those specifically mentioned in this Agreement must be exercised with the written consent of both the Owner and the Employer.

                  d. Notwithstanding anything to the contrary in this Agreement, Owner shall have the right to assign ownership of the Policy to an insurance trust created by the Owner, provided that any such assignment shall be made expressly subject to the rights and interests of the Employer to the Policy created under this Agreement and under the Exercise Agreement and the trustee thereof shall have executed such instrument as the Employer may reasonably request confirming such rights and interests of the Employer.

         5. Assignment of Policy to Secure Employer's Payments. To secure Employer's Interest in the Policy under this Agreement, Owner will collaterally assign the Policy to the Employer by signing the separate Collateral Assignment. The Collateral Assignment cannot be altered without the Employer's, Owner's and Insurer's consent.

         6. Termination of Split Dollar Agreement. This Agreement will terminate upon the earliest to occur of the following:

                  a. Death of the Owner and the payment to Employer of all amounts due it hereunder;

                  b. Written agreement of both the Owner and the Employer to terminate this Agreement;

                  c. Termination of Owner's employment; provided however, that if the Employer and Owner are parties to a Supplemental Employment Agreement substantially in the form of Exhibit 4.11 to the Second Amended and Restated Employment Agreement dated as of June 7, 1999, between Employer and Owner, Owner shall be deemed to be employed by Employer only if Employee has elected to be bound by
Section 5.2(a) thereof; or

                  d. A release of the Collateral Assignment pursuant to Section 7 herein. Upon termination of this Agreement, the Employer shall receive the Employer's Interest in the Policy as soon as is practical, but in no event shall receipt be later than sixty (60) days from the earliest of the dates listed above. In the event of termination of this Agreement for reason other than the death of the Owner, the payment of the Employer's Interest in the Policy and under this Agreement shall be satisfied either directly from the cash value of the Policy or by direct payment by the Owner, at the discretion of the Owner. In this event, the recovery of the Employer's Interest shall be limited to the cash value of the Policy at that time. In the event of termination of this Agreement by reason of the death of the Owner, the Employer's Interest in the Policy and under this Agreement shall be satisfied through direct payment from the Insurer from the Policy proceeds.

         7. Release of Collateral Assignment. Upon receipt of the Employer's Interest in the Policy, as provided above, either whether from the Policy, or from the Owner, the Employer will release the Collateral Assignment. Upon satisfaction of the Employer's Interest in the Policy, the Owner shall have unrestricted ownership to the Policy, subject to the terms of the Exercise Agreement.

         8. Miscellaneous.

                  a. Not an Employment Agreement. This Agreement does not in any way constitute an employment agreement, and the Employer reserves the right to terminate Owner's employment to the same extent as though this Agreement did not exist. This Agreement may be amended at any time by written agreement signed on behalf of the Employer and by the Owner.

                  b. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, and to the Owner and the Owner's heirs, executor or personal representative and beneficiaries.

                  c. Notices. Any notice, consent or demand required or permitted under this Agreement shall be made in writing and shall be signed by the party making the notice, consent, or demand. Such notice shall be sent by United States certified mail, postage pre-paid and shall be sent to the other party's last known address as shown on the records of the Employer. The date of such mailing shall be deemed to be the date of such notice, consent or demand.

                  d. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Maryland, without reference to the conflicts of laws provisions thereof.

         9. Claims Procedures.

                  a. Claimants. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant") shall present the request in writing to the Employer, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the reason for denial, with specific reference to the provisions on which the denials is based, a description of any additional material or information required and an explanation of why it is necessary, and an explanation of the program's claims review procedure.

                  b. Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Employer. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Employer of Claimant's claim or request. The claim or request shall be reviewed by the Employer which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

                  c. Final Decision. The decision or review shall normally be made within sixty (60) days after the Employer's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant provisions. All decisions on review shall be final and bind all parties concerned.

         IN WITNESS WHEREOF, the Employer and the Owner have executed and delivered this Split Dollar Agreement, which is effective as of the effective date of the Policy described herein.


                                        AMERICAN CAPITAL STRATEGIES. LTD.


                                        By:
                                            --------------------------------
                                            Name:
                                                   -------------------------
                                            Title:
                                                   -------------------------


                                        OWNER


                                        ------------------------------------


-------------------------
         Witness